SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 13, 2009

CENTERSTATE BANKS OF FLORIDA, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On January 13, 2009, the Company executed amendments to change in control agreements with the following executive officers:

John C. Corbett, Executive Vice President and Subsidiary Bank President and CEO

Timothy A. Pierson, Subsidiary Bank President and CEO

Thomas E. White, Subsidiary Bank President and CEO

These agreements were modified as a result of the Company’s participation in the United States Department of Treasury’s TARP Capital Purchase Program.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits:

Exhibit 10.1	Amendment to Change in Control and Severance Agreement between the Company and John C. Corbett, its Executive Vice President and subsidiary Bank President and CEO

Exhibit 10.2	Amendment to Change in Control and Severance Agreement between the Company and Timothy A. Pierson, its subsidiary Bank President and CEO

Exhibit 10.3	Amendment to Change in Control and Severance Agreement between the Company and Thomas E. White, its subsidiary Bank President and CEO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS OF FLORIDA, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: January 14, 2009

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